SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
May 15, 2014
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Shareholders voted upon the proposals set forth below at the Company’s 2014 Annual Shareholders Meeting held on May 15, 2014, approving all proposals. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

(1)     Proposal to reelect William P. Bissonnette, Daniel F. O’Brien, Christopher Oddleifson, and Brian S. Tedeschi to serve as Class III Directors. All nominees were reelected, and the results of voting on this proposal were as follows:

	For	Withheld	Broker Non-Votes
William P. Bissonnette	19,830,492	283,855	2,136,741
Daniel F. O’Brien	19,854,018	260,329	2,136,741
Christopher Oddleifson	19,770,952	343,395	2,136,741
Brian S. Tedeschi	19,739,334	375,013	2,136,741

(2)     Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. The proposal was approved, and the results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
22,009,836	52,978	188,274	--

(3)    Proposal to approve the Second Amended and Restated 2005 Employee Stock Plan. The proposal was approved, and the results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
19,378,468	477,492	258,387	2,136,741

(4)    Proposal to approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved, and the results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
13,790,924	6,063,211	260,212	2,136,741

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
Date: May 20, 2014	BY: /s/Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL